Exhibit 99.1

		   Form 4 Joint Filer Information



Name:					Jan A. Jewell
Address:				11220 120th Avenue NE

					Kirkland, WA  98033

Designated Filer:			Michael K. Jewell


Issuer & Ticker Symbol:			   Celebrate Express, Inc. (BDAY)

Date of
Event Requiring Statement:	February 6, 2006



Signature:  		/s/
Jan Jewell
				    --------------